Exhibit 99.1

red violet Announces Appointment of Greg Strakosch to Board of Directors

BOCA RATON, Fla. – March 5, 2025 – Red Violet, Inc. (NASDAQ: RDVT), a leading analytics and information solutions provider, today announced the appointment of Greg Strakosch to the red violet Board of Directors, effective March 4, 2025.

"We are thrilled to welcome Greg to our Board of Directors," said Derek Dubner, Chairman and CEO of red violet. "His proven track record in scaling technology businesses and deep understanding of market dynamics will be invaluable as we continue to drive our growth and expand our market presence."

Mr. Strakosch's extensive knowledge and expertise encompasses capital markets, public company management, mergers and acquisitions, operations, and governance. As the founder and CEO of two successful startups, including TechTarget (NASDAQ: TTGT), Mr. Strakosch has demonstrated exceptional leadership in guiding companies from inception to substantial growth. Prior to founding TechTarget, Mr. Strakosch was the President of the Technology Division of UCG. He joined UCG when the company acquired Reliability Ratings, a successful IT publishing and research company, which he founded. Before founding Reliability Ratings, Mr. Strakosch worked at EMC Corporation, which he joined when the company had $18 million in revenues. He was there for EMC’s IPO and held various executive roles including opening the first office in Silicon Valley and successfully launching the company’s first mainframe product. Mr. Strakosch graduated from Boston College, where he serves on the Board of Regents. Mr. Strakosch serves on the Board of Governors at Fairfield Prep, is on the Board of Trustees at Cristo Rey Boston High School, serves on the Board of Trustees at Melmark, a human services provider for individuals with developmental disabilities, and serves on the Board of Habitat for Humanity of Collier County.

"I am honored to join red violet's Board of Directors," said Greg Strakosch. "The company's impressive growth trajectory and dedication to leveraging its differentiated technology and solutions for its business expansion resonate deeply with my professional experiences. I am eager to collaborate with the team to further accelerate red violet's market presence and success."

This appointment reflects red violet's dedication to strengthening its leadership team with seasoned professionals who can drive strategic initiatives and enhance shareholder value.

About red violet®

At red violet, we build proprietary technologies and apply analytical capabilities to deliver identity intelligence. Our technology powers critical solutions, which empower organizations to operate with confidence. Our solutions enable the real-time identification and location of people, businesses, assets and their interrelationships. These solutions are used for purposes including risk mitigation, due diligence, fraud detection and prevention, regulatory compliance, and customer acquisition. Our intelligent platform, CORE™, is purpose-built for the enterprise, yet flexible enough for organizations of all sizes, bringing clarity to massive datasets by transforming data into intelligence. Our solutions are used today to enable frictionless commerce, to ensure safety, and to reduce fraud and the concomitant expense borne by society. For more information, please visit www.redviolet.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipate," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations, including whether Greg Strakosch’s proven track record in scaling technology businesses and deep understanding of market dynamics will be invaluable as the Company continues to drive growth and expand its market presence. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading "Forward-Looking Statements" and "Risk Factors" in red violet's Form 10-K for the year ended December 31, 2024 filed on February 27, 2025, as may be supplemented or amended by the Company's other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Company Contact:
Camilo Ramirez
Red Violet, Inc.
561-757-4500
ir@redviolet.com

Investor Relations Contacts:

Steven Hooser
Three Part Advisors
214-872-2710
ir@redviolet.com